Exhibit 10.1

EXECUTION VERSION

SECURITY AGREEMENT

by and among

OPPENHEIMER HOLDINGS INC.
as Grantor,

and

EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Collateral Agent.

Dated as of June 23, 2017

TABLE OF AUTHORITIES

		PAGE

ARTICLE 1
DEFINITIONS; GRANT OF SECURITY

Section 1.01.	General Definitions	1
Section 1.02.	Definitions; Interpretation	8
Section 1.03.	Grant of Security	8
Section 1.04.	Certain Limited Exclusions	9

ARTICLE 2
SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

Section 2.01.	Security for Obligations	11
Section 2.02.	Grantors Remain Liable	12

ARTICLE 3
REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.01.	Generally	12
Section 3.02.	Receivables	15
Section 3.03.	Investment Related Property	17
Section 3.04.	Material Contracts	22
Section 3.05.	Intellectual Property	23

ARTICLE 4
FURTHER ASSURANCES; ADDITIONAL GRANTORS

Section 4.01.	Further Assurances	27
Section 4.02.	Additional Grantors	29

ARTICLE 5
COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Section 5.01.	Power of Attorney	29
Section 5.02.	No Duty on the Part of Collateral Agent or Secured Parties	30

ARTICLE 6
REMEDIES

Section 6.01.	Generally	30
Section 6.02.	Investment Related Property	32
Section 6.03.	Intellectual Property	33
Section 6.04.	Cash Proceeds	35
Section 6.05.	Application of Proceeds	35

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ARTICLE 7
COLLATERAL AGENT

ARTICLE 8
CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; TERMINATION AND RELEASES

ARTICLE 9
STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

ARTICLE 10
MISCELLANEOUS

SCHEDULES:

SCHEDULE 3.1 — GENERAL INFORMATION
SCHEDULE 3.3 — INVESTMENT RELATED PROPERTY
SCHEDULE 3.4 — DESCRIPTION OF MATERIAL CONTRACT
SCHEDULE 3.5 — INTELLECTUAL PROPERTY

EXHIBITS:

EXHIBIT A — PLEDGE SUPPLEMENT
EXHIBIT B — COPYRIGHT SECURITY INTEREST ASSIGNMENT
EXHIBIT C — PATENT SECURITY INTEREST ASSIGNMENT
EXHIBIT D — TRADEMARK SECURITY INTEREST ASSIGNMENT

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This Security Agreement, dated as of June 23, 2017 (this “Agreement”), by and among OPPENHEIMER HOLDINGS INC., a Delaware corporation (the “Company”) and each of the Subsidiary Guarantors referred to below (together with the Company, each a “Grantor” and, collectively together with any Additional Grantors, as defined herein, the “Grantors”) in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).

RECITALS

WHEREAS, reference is made to that certain Indenture, dated as of June 23, 2017 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, as issuer, the guarantors party thereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), providing for the issuance of 6.75% Senior Secured Notes due 2022 (the “Notes”) of the Company, all as contemplated therein (the holders from time to time of the Notes being referred to herein as the “Noteholders”).

WHEREAS, pursuant to the Subsidiary Guarantees (as defined in the Indenture), each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Parties the payment when due of all the Obligations (as defined in the Indenture);

WHEREAS, it is a condition precedent to the issuance of the Notes by the Company that each Grantor shall have executed and delivered to the Collateral Agent this Agreement;

WHEREAS, each Grantor will obtain benefits from the issuance of the Notes by the Company under the Indenture and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding recital;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto jointly and severally agree, with the Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE 1
DEFINITIONS; GRANT OF SECURITY

Section 1.01.                          General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Account” shall mean an “account” as defined in Article 9 of the UCC.

“Account Debtor” shall mean each Person who is obligated on an Account, Chattel Paper, General Intangible, Receivable or any Supporting Obligation related thereto.

“Additional Grantors” shall have the meaning assigned in Section 4.02.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Trustee’s designated corporate trust office is located.

“Cash Proceeds” shall have the meaning assigned in Section 6.04.

“Chattel Paper” shall mean “chattel paper” as defined in Article 9 of the UCC, including “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 1.03.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include all of the accounts listed on Schedule 3.3 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyright Security Agreement” shall mean a security agreement substantially in the form of Exhibit B.

“Copyrights” shall mean all United States and foreign copyrights, whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including the applications and registrations referred to in Schedule 3.5 (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Counterpart Agreement” has the meaning ascribed to such term in Section 4.02.

“Deposit Account Control Agreement” shall mean a deposit account control agreement in a form satisfactory to the Collateral Agent.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include all of the accounts listed on Schedule 3.3(A) under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean:  (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Excluded Property” shall have the meaning assigned in Section 1.04.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean:  (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” means all intellectual property and similar intangible property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Collateral” shall mean the Intellectual Property included in the Collateral.

“Intellectual Property Security Agreements” shall mean Copyright Security Agreements, Patent Security Agreements, and Trademark Security Agreements.

“Intercompany Indebtedness” shall mean all Indebtedness of any Grantor to any other Grantor.

“Intercreditor Agreement” shall have the meaning ascribed to such term in the Indenture.

“Inventory” shall mean all “inventory” as defined in Article 9 of the UCC.

“Investment Related Property” shall mean:  (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC):  all Pledged Equity Interests, Pledged Debt, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit.

“Issue Date” shall mean the date on which the Notes are originally issued under the Indenture.

“Licenses” shall mean all Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Grantors, taken as a whole, (b) the ability of the Grantors to perform their obligations hereunder or under any other Notes Document or (c) the rights and remedies of the Trustee, the Collateral Agent or any Noteholder hereunder or under any other Notes Document.

“Material Contract” means (a) each “material definitive agreement” (as such term is defined in Item 1.01 of Form 8-K under the Securities Exchange Act) not made in the ordinary course of business to which the Borrower or any of its Subsidiaries is a party, (b) any employment, stock option, defined compensation or similar agreement with Jeffrey Alfano, A.G. Lowenthal, Dennis McNamara, R.S. Lowenthal, Mark Whaley, Bryan McKigney and John Benedetto or (c) any agreement pursuant to which any Grantor is or may be obligated to pay or entitled to receive more than $10,000,000 per annum.

“Material Impairment” shall mean a material adverse effect on the value of the Collateral, or the rights of any Secured Party in respect thereof, including the rights to levy legal process or to sell the Collateral upon foreclosure.

“Money” shall mean all “money” as defined in the UCC.

“Noteholders” shall have the meaning set forth in the recitals hereto.

“Notes” shall have the meaning set forth in the recitals hereto.

“Notes Documents” shall mean, collectively, the Indenture, the Subsidiary Guarantees, the Security Documents and all other agreements, instruments, and documents now or hereafter executed and or delivered by any Grantor to the Collateral Agent or any other Secured Party in order to evidence the Secured Obligations, as each may be amended, restated supplemented or otherwise modified from time to time.

“Patent Security Agreement” shall mean a security agreement substantially in the form of Exhibit C.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 3.5 (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

“Payment Intangibles” shall mean all “payment intangibles” as defined in Article 9 of the UCC.

“Permitted Lien” shall have the meaning ascribed to such term in the Indenture.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A with such changes thereon as the Collateral Agent may agree.

“Pledged Debt” shall mean all monetary obligations owed to a Grantor evidenced by an instrument or a certificated security owed to such Grantor, including all Intercompany Indebtedness and all Indebtedness described on Schedule 3.3(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such monetary obligations, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such monetary obligations.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests acquired in any limited liability company including all limited liability company interests listed on Schedule 3.3(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests acquired in any general partnership, limited partnership, limited liability partnership or other partnership including all partnership interests listed on Schedule 3.3(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including all shares of capital stock described on Schedule 3.3(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests acquired in a Delaware business trust or other statutory trust including all trust interests listed on Schedule 3.3(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean:  (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written forms of information related in any way to the foregoing or any Receivable.

“Records” shall mean all “records” as defined in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 2.01.

“Secured Parties” shall have the meaning ascribed to such term in the Indenture.

“Securities Account Control Agreement” shall mean a securities account control agreement in a form satisfactory to the Collateral Agent.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include all of the accounts listed on Schedule 3.3(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Securities Entitlements” shall mean all “securities entitlements” as such term is defined in Article 8 of the UCC.

“Supporting Obligations” shall mean all “supporting obligations” as such term is defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trademark” means:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademark Security Agreement” shall mean a security agreement substantially in the form of Exhibit D.

“Trade Secrets” means confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Uncertificated Securities Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.02.                          Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC.  References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

Section 1.03.                          Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and continuing lien on, all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, except as provided in Section 1.04, being hereinafter collectively referred to as the “Collateral”):

(a)                                 Accounts;

(b)                                 Chattel Paper;

(c)                                  Documents;

(d)                                 General Intangibles;

(e)                                  Goods;

(f)                                   Instruments;

(g)                                  Insurance;

(h)                                 Investment Related Property;

(i)                                     Money;

(j)                                    Receivables and Receivable Records;

(k)                                 all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(l)                                     all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 1.04.                          Certain Limited Exclusions.  Notwithstanding anything contained in Section 1.03 hereof or anything else herein to the contrary, in no event shall the security interest granted hereby in the Collateral attach to any of such Grantor’s right, title or interest in (collectively, the “Excluded Property”):

(a)                                 any asset or property right of any Grantor of any nature:

(i)                                     if the grant of such security interest shall constitute or result in (x) the abandonment, invalidation or rendering unenforceable of such asset or property right, or the Company’s or any Subsidiary Guarantor’s loss of use of such asset or property right or (y) a breach, termination or default under any lease, license, contract, property right, permit or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity) to which the Company or such Subsidiary Guarantor is party; or

(ii)                                  to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity);

(b)                                 Equity Interests of each class of voting equity interests issued by any first-tier Subsidiary that is not a Domestic Subsidiary in excess of 65% of such class of voting Equity Interests issued by such first-tier Subsidiary and all the Equity Interests in Oppenheimer Cooperative U.A., an entity formed under the laws of the Netherlands;

(c)                                  Capital Stock issued by (i) Oppenheimer Trust Company of Delaware, a corporation formed under the laws of Delaware, Oppenheimer Multifamily Housing & Healthcare Finance Inc., a corporation formed under the laws of Pennsylvania, and Oppenheimer Cooperative U.A., an entity formed under the laws of the Netherlands, (ii) any Foreign Subsidiary that is not a first-tier Foreign Subsidiary and (iii) in the case of Capital Stock issued by any Subsidiary, only to the extent that the value thereof, together with the value of all promissory notes or other instruments payable by such Subsidiary constituting Collateral, equals 20% or more of the Notes plus the principal amount at maturity of any other collateral permitted to be taken into consideration in determining whether separate financial information with respect to the issuer thereof would be required to be filed pursuant to Rule 3-16 of Regulation S-X;

(d)                                 promissory notes or other instruments payable by any Subsidiary, to the extent that the value thereof, together with the value of all Capital Stock of such Subsidiary constituting Collateral, equals 20% or more of the Notes plus the principal amount at maturity of any other collateral permitted to be taken into consideration in determining whether separate financial information with respect to the issuer thereof would be required to be filed pursuant to Rule 3-16 of Regulation S-X;

(e)                                  any foreign intellectual property and any assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements;

(f)                                   any applications for Trademarks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until acceptable evidence of use of the Trademark in interstate commerce has been filed with, and accepted by, the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d);

(g)                                  (i) Deposit Accounts and Securities Account the balance of which consists exclusively of (x) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the United States Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any Grantor and (y) amounts required to be paid over to an employee benefit plan pursuant to United States Department of Labor Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Grantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts;

(h)                                 cash and cash equivalents maintained in any account of any Subsidiary Guarantor that is an investment adviser registered under the Investment Advisers Act of 1940, as amended, so long as such account is maintained to satisfy qualified professional asset manager requirements under ERISA;

(i)                                     Deposit Accounts and Securities Accounts to the extent the aggregate value of assets therein does not exceed $2.0 million;

(j)                                    motor vehicles, aircraft and other assets in which a Lien may be perfected only through compliance with a non-UCC certificate of title statute of any state of the United States of America or the District of Columbia, letter of credit rights and commercial tort claims;

(k)                                 Equipment leased by the Company or any of its Subsidiaries under a lease that prohibits the granting of a Lien on such equipment;

(l)                                     any leasehold improvements to the extent that the grant of a security interest therein would violate the related lease;

(m)                             assets subject to a purchase money lien, capitalized lease obligation or similar arrangement, in each case as permitted by the Indenture, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such capitalized lease obligation or similar arrangement) prohibits such assets from being Collateral and only for so long as such Lien remains outstanding;

(n)                                 Capital Stock of or Equity Interests in any Person other than Wholly Owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational documents;

(o)                                 any property and assets the pledge of which (i) is prohibited or restricted by applicable law, rule or regulation or (ii) would require governmental consent, approval, license or authorization;

(p)                                 Excluded Real Property or any fixtures affixed to any real property to the extent (A) such real property does not constitute Collateral and (B) security interest in such fixtures may not be perfected by a UCC or similar financing statement in the jurisdiction of organization of the Company or the applicable Subsidiary Guarantor; and

(q)                                 Proceeds and products of any and all of the foregoing excluded assets described in clauses (a) through (p) above only to the extent such Proceeds and products would constitute property or assets of the type described in clauses (a) through (p) above.

ARTICLE 2
SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

Section 2.01.                          Security for Obligations.  The security interests created by this Agreement secure, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Notes Obligations with respect to every Grantor (the “Secured Obligations”).

Section 2.02.                          Grantors Remain Liable.

(a)                                 Anything contained herein to the contrary notwithstanding, but subject to the transfer of Pledged Equity Interests to the Collateral Agent or its nominee upon foreclosure or other analogous enforcement procedure:

(i)                                     each Grantor shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest, any Assigned Agreement and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(ii)                                  the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

(iii)                               neither the Collateral Agent nor any Noteholder shall have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Noteholder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b)                                 Neither the Collateral Agent, any Noteholder nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral unless the Collateral Agent, any Noteholder or any such purchaser otherwise expressly agrees in writing to assume any or all of said obligations.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.01.                          Generally.

(a)                                 Representations and Warranties.  Each Grantor jointly and severally represents and warrants as follows:

(i)                                     it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as conducted on the date hereof or to use such assets for their intended purposes;

(ii)                                  the full legal name of such Grantor is as set forth on Schedule 3.1(A) and it has not done in the last five years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.1(B) (as such schedule may be amended or supplemented from time to time);

(iii)                               it has indicated on Schedule 3.1(A) (as such schedule may be amended or supplemented from time to time):  (A) the type of organization of such Grantor, (B) the jurisdiction of organization of such Grantor, (C) the chief executive office or sole place of business of such Grantor and (D) the Federal Taxpayer Identification Number, if any, of such Grantor;

(iv)                              except as provided on Schedule 3.1(C), it has not changed its name, jurisdiction of organization, Federal Taxpayer Identification Number, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years;

(v)                                 upon the filing of UCC-1 financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 3.1(D) hereof (as such schedule may be amended or supplemented from time to time), together with the recording in the PTO and the U.S. Copyright Office of the Intellectual Property Security Agreements, and compliance with the other requirements of Article 3 of this Agreement, all actions and consents necessary to create and perfect first priority security interests in all of the Collateral (to the extent such perfection and priority may be achieved by filings made in the United States) will have been made or obtained and the security interests granted to the Collateral Agent hereunder will constitute valid and perfected (to the extent such perfection and priority may be achieved by filings made in the United States) first priority security interests in all of the Collateral; provided that, additional filings in the PTO and the U.S. Copyright Office may be necessary to perfect the Collateral Agent’s security interest in Patents, Trademarks and Copyrights that are the subject of a registration or application and that are acquired by Grantors after the date hereof;

(vi)                              other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (A) financing statements for which proper termination statements have been filed (or will be filed promptly on or after the date hereof) and (B) financing statements, fixture filings or other instruments similar in effect filed in connection with Permitted Liens;

(vii)                           except as has been obtained, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (A) the pledge or grant by such Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (B) subject to the Intercreditor Agreement (if applicable) and Section 3.03(e), the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (1) for the filings contemplated by clause (v) above and (2) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

(viii)                        except as could not reasonably be expected to result in a Material Impairment, all information supplied by such Grantor with respect to the Collateral (taken as a whole) is accurate and complete in all material respects.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations:

(i)                                     [Reserved];

(ii)                                  it shall not produce, use or permit any Collateral to be used (A) in violation of any provision of this Agreement or (B) except as could not reasonably be expected to result in a Material Impairment, unlawfully or in material violation of any applicable material statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)                               it shall not change its name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number or corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) unless it shall (A) promptly after such change or establishment notify the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, of any such change or establishment, identifying such new proposed name, jurisdiction of organization, Federal Taxpayer Identification Number or corporate structure and providing the Collateral Agent with copies of any relevant filings and such other information in connection therewith as is necessary to maintain the perfection of any Lien and (B) take all actions required by applicable law, to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)                              to the extent required by the Indenture, it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith;

(v)                                 it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under Section 4.10 of the Indenture; and

(vi)                              unless and until all of the Equity Interests of and intercompany notes issued by Oppenheimer & Co. Inc. are pledged as Collateral without regard to the limitation described in Section 1.04(c) or (d), Oppenheimer & Co. Inc. shall remain a direct Wholly Owned Subsidiary of Viner Finance Inc. and the Company shall not permit such Equity Interests or intercompany loans to be subject to other Liens.

Section 3.02.                          Receivables.

(a)                                 Representations and Warranties.  Each Grantor represents and warrants that no Receivable in excess of $5,000,000 individually or $10,000,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 3.02(c).

(b)                                 Covenants and Agreements:  Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations:

(i)                                     it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables in its reasonable business judgment and consistent with its past practice including, but not limited to, the originals of all documentation with respect to all such Receivables and records of all payments received and all credits granted on such Receivables, all merchandise returned and all other dealings therewith;

(ii)                                  it shall not amend, modify, terminate or waive any provision of any Receivable in any manner that could reasonably be expected to have a Material Adverse Effect.  Other than in the ordinary course of business as generally conducted by it and, except as otherwise provided in subsection (iii) below, during the continuance of an Event of Default, such Grantor shall not (A) grant any extension or renewal of the time of payment of any Receivable, (B) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount thereon;

(iii)                               except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or after the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting pursuant to the direction it receives under the Indenture), may deem necessary or advisable.  Notwithstanding the foregoing, subject to the Intercreditor Agreement (if applicable), the Collateral Agent shall have the right at any time during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following delivery by the Trustee to the Company of notice of an Event of Default, the Collateral Agent may (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes), subject to the Intercreditor Agreement (if applicable) (A) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (B) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (C) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be promptly deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Securities Account or Deposit Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(iv)                              it shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(c)                                  Delivery and Control of Receivables.  With respect to any Receivables in excess of $5,000,000 individually or $10,000,000 in the aggregate that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall, subject to the Intercreditor Agreement (if applicable), cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank:  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, within ten days of such Grantor acquiring rights therein.  With respect to any Receivables in excess of $5,000,000 individually or $10,000,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall, subject to the Intercreditor Agreement (if applicable), take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC):  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten Business Days of such Grantor acquiring rights therein.  During the continuance of an Event of Default, any Receivable that is evidenced by, or constitutes, Chattel Paper or Instruments not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) at any time following delivery by the Trustee to the Company of notice of an Event of Default.

Section 3.03.                          Investment Related Property.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(i)                                     Schedule 3.3(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder voting trusts or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iii)                               no consent that has not been made or obtained of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(iv)                              none of the Pledged LLC Interests nor Pledged Partnership Interests with respect to any issuer which is a Subsidiary, if any, are or represent interests in issuers that are:  (A) registered as investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as securities under the UCC of any jurisdiction;

(v)                                 Schedule 3.3(A) (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor, and all of such Pledged Debt are to the knowledge of such Grantor valid and binding obligations of the issuers thereof subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors and general principles of equity and is not in default and constitutes all of the issued and outstanding Indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor;

(vi)                              Schedule 3.3(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which any Grantor has an interest.  The Grantors are the sole entitlement holders of each such respective Securities Account and Commodities Account, and no such Grantor has consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto, except to the extent such control would constitute a Permitted Lien;

(vii)                           Schedule 3.3(A) (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest and the Grantors are the sole account holders of each such respective Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein except to the extent such control would constitute a Permitted Lien; and

(viii)                        subject to Section 3.03(c), each Grantor has taken all actions necessary, including those specified in Section 3.03(c), to:  (A) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts or Commodities Accounts (each as defined in the UCC); (B) except as otherwise in accordance with Section 3.03(c) hereof, establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (C) to deliver all Instruments to the Collateral Agent.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations:

(i)                                     without the prior written consent of the Collateral Agent (such consent to be given or withheld at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes), it shall not vote to enable or take any other action to:  (A) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely affects the validity, perfection or priority of the Collateral Agent’s security interest, (B) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest which is a Subsidiary to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (C) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest which is a Subsidiary to dispose of all or a material portion of their assets, (D) during the continuance of an Event of Default waive any material default under or breach of any material terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (E) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests, in each case, which is a Subsidiary, which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC or to cause the issuance of certificates or other evidence of Pledged Partnership Interests or Pledged LLC Interests,

respectively, in such Grantor without the consent of the Collateral Agent; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (E), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;

(ii)                                  in the event it acquires rights in any Investment Related Property after the date hereof, it shall promptly deliver to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 3.3 as required hereby;

(iii)                               except as provided in the next sentence or in the Indenture, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (A) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (B) such Grantor shall within ten days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall be segregated from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal;

(iv)                              it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce in all material respects all of its rights with respect to any Investment Related Property;

(v)                                 it shall notify the Collateral Agent, in writing, of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, or may reasonably be expected to have, a Material Adverse Effect;

(vi)                              without the prior written consent of the Collateral Agent (such consent to be given or withheld at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) or as permitted under the Indenture, it shall not permit any issuer of any Pledged Equity Interest which is a Subsidiary to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company; provided that if the surviving or resulting company upon any such merger or consolidation involves an issuer which is not a Domestic Subsidiary, then such Grantor shall only be required to pledge equity interests in accordance with Section 1.04(b) hereof; and

(vii)                           each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, subject to the terms of the applicable partnership agreement or limited liability company agreement or operating agreement, to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

(c)                                  Delivery and Control.  Subject to Sections 1.04(g), (h) and (i) herein, each Grantor agrees that with respect to (i) any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 3.03(c) on or before the Issue Date and (ii) with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 3.03(c) within ten days after acquiring rights therein.  With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.  With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall use commercially reasonable efforts to cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an Uncertificated Securities Control Agreement pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.  With respect to any Investment Related Property consisting of Securities Accounts, Securities Entitlements or Commodities Accounts (other than to the extent constituting Excluded Property), it shall use commercially reasonable efforts to cause the securities intermediary maintaining such Securities Account, Securities Entitlements or Commodities Accounts to execute a Securities Account Control Agreement (or, in the case of Commodities Accounts, a substantially similar agreement in form and substance reasonably acceptable to the Collateral Agreement) pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” during the continuance of an Event of Default without further consent by such Grantor.  With respect to any Investment Related Property that is a “Deposit Account” (other than to the extent constituting Excluded Property), it shall use commercially reasonable efforts to cause the depositary institution maintaining such account to enter into a Deposit Account Control Agreement pursuant to which the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.  Each Grantor shall have entered into such control agreement or agreements with respect to:  (i) any Securities Accounts, Securities Entitlements or Deposit

Accounts that exist on the Issue Date, as soon as practicable and in no event later than the date that is sixty days (or in the case of Deposit Accounts, ninety days) after the Issue Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Issue Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.  Notwithstanding anything to the contrary, no Grantor shall be required to take any actions hereunder with respect to any Securities Account or Deposit Account to the extent such Securities Account and/or Deposit Account constitutes Excluded Property.  During the continuance of an Event of Default, the Collateral Agent shall (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes), subject to the Intercreditor Agreement (if applicable), have the right, with prior written notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent.  In addition, during the continuance of an Event of Default the Collateral Agent shall (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes), subject to the Intercreditor Agreement (if applicable), have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

(d)                                 Voting and Distributions.

(i)                                     So long as an Event of Default shall have not have occurred and be continuing:

(A)                               except as otherwise provided in Section 3.03(b)(i) of this Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof, provided that no Grantor shall exercise or refrain from exercising any such right (1) that would have a Material Adverse Effect; or (2) for any purpose inconsistent with the terms of this Agreement or the Indenture; it being understood, however, that for the purpose of clause (1) above neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at any meeting of stockholders or action by written consent in lieu thereof or with respect to incidental matters at any such meeting or in such consent, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Indenture, shall be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this Section 3.03(d)(i)(A); and

(B)                               the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above;

(ii)                                  Upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement (if applicable):

(A)                               all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right but not the obligation to exercise such voting and other consensual rights; and

(B)                               in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder:  (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as are necessary for the Collateral Agent to exercise such right and receive such dividends or distributions and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 5.01.

(e)                                  U.S. Broker-Dealer Subsidiaries.  Notwithstanding any contrary provision of this Agreement, (i) no Subsidiary that is a broker dealer pursuant to Section 15 of the Exchange Act (a “U.S. Broker-Dealer Subsidiary”) shall be a party to the Indenture or the Security Agreement or have any obligations thereunder and (ii) the Collateral Agent and the Secured Parties acknowledge that the exercise of any rights and remedies hereunder with respect to the capital stock of or other interests in any U.S. Broker-Dealer Subsidiary will be subject to the receipt of any approvals from any applicable SRO (including, without limitation, the New York Stock Exchange) then required for the exercise of such rights and remedies.

Section 3.04.                          Material Contracts.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(i)                                     Schedule 3.4 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights;

(ii)                                  the Material Contracts have been duly authorized, executed and delivered by the Grantors and, to the knowledge of the Grantors, the other parties thereto, are in full force and effect and are binding upon and enforceable against the Grantors and, to the knowledge of the Grantors, the other parties thereto in accordance with their respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors generally and general principles of equity.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that until the payment in full of the Secured Obligations:

(i)                                     during the continuance of an Event of Default, in addition to any rights under Section 3.03, the Collateral Agent may (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes), subject to the Intercreditor Agreement (if applicable), at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the

Collateral Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;

(ii)                                  after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver promptly to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

(iii)                               it shall perform in all material respects all of its obligations with respect to the Material Contracts except where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iv)                              it shall in its reasonable business judgment and consistent with its past practice exercise each material right it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or after the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting pursuant to written direction received under the Indenture) may deem necessary or advisable;

(v)                                 it shall use its commercially reasonable business judgment in deciding whether or not to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract.

Section 3.05.                          Intellectual Property.

(a)                                 Representations and Warranties.  Except as disclosed in Schedule 3.5 (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants as follows:

(i)                                     Schedule 3.5 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and material to the business of each Grantor;

(ii)                                  it has executed and delivered to the Collateral Agent Intellectual Property Security Agreements for all registered United States Copyrights, Patents and Trademarks owned by such Grantor, including, but not limited to, all United States Copyrights, Patents and Trademarks set forth on Schedule 3.5 (as such schedule may be amended or supplemented from time to time);

(iii)                               it is the sole and exclusive owner of the entire right, title, and interest in and to or has the valid right to use the material Intellectual Property on Schedule 3.5 (as such schedule may be amended or supplemented from time to time) listed under its respective name, and owns or has right to use all other material Intellectual Property used in or necessary to conduct its business, as currently conducted free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens, licenses in existence as of the date hereof and licenses granted in the ordinary course of business (as each may be amended or supplemented from time to time);

(iv)                              to its knowledge, all Intellectual Property owned by such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, except as could not reasonably be expected to have a Material Adverse Effect or result in Material Impairment of the value of the Intellectual Property Collateral taken as a whole, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees required to maintain each and every registration and application of material Intellectual Property owned by such Grantor in full force and effect, except to the extent that a particular Patent, Trademark or Copyright is no longer material or necessary in any material respect to the business of such Grantor;

(v)                                 all material Intellectual Property owned by such Grantor is, to its knowledge, valid and enforceable in all material respects; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property except as could not reasonably be expected to have a Material Adverse Effect or result in Material Impairment of the value of the Intellectual Property Collateral taken as a whole, and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened except as disclosed in Schedule 3.5 (as such schedule may be amended or supplemented from time to time);

(vi)                              all registrations and applications for Copyrights, Patents and Trademarks owned by such Grantor are standing in the name of such Grantor, and none of the material Trademarks, Patents, Copyrights or Trade Secrets included in the Collateral owned by such Grantor has been licensed to any affiliate or third party, except for Permitted Liens, licenses in existence as of the date hereof and licenses granted in the ordinary course of business (as each may be amended or supplemented from time to time);

(vii)                           it has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor, in each case, to the extent required under applicable law;

(viii)                        it uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all material Trademarks to maintain the validity of such Trademarks and has taken all commercially reasonable action necessary to insure that all licensees of such Trademarks owned by such Grantor use such adequate standards of quality;

(ix)                              to its knowledge, the conduct of its business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party, except as could not reasonably be expected to have a Material Adverse Effect or result in a Material Impairment of the value of the Intellectual Property Collateral taken as a whole; no written claim has been made to such Grantor that the use of any material Intellectual Property owned or used by such Grantor (or any of its respective licensees) violates the asserted rights of any third party except as could not reasonably be expected to have a Material Adverse Effect or result in a Material Impairment of the value of the Intellectual Property Collateral taken as a whole;

(x)                                 to its knowledge, no third party is infringing upon any Intellectual Property owned by such Grantor, or any of its respective licensees, except as could not reasonably be expected to have a Material Adverse Effect;

(xi)                              no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affect its rights to own or use any Intellectual Property except as would not have a Material Adverse Effect or result in a Material Impairment of the value of the Intellectual Property Collateral taken as a whole, in each case individually or in the aggregate; and

(xii)                           such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any material Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released (other than in favor of the Collateral Agent or Permitted Liens).  There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent or Permitted Liens.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows until the payment in full of the Secured Obligations:

(i)                                     it shall not, unless consistent with reasonable commercial judgment, do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect in any material respect the validity, grant, or enforceability of the security interest granted therein, except to the extent that a particular item of Intellectual Property is no longer material or necessary to the business of such Grantor;

(ii)                                  it shall not, unless consistent with reasonable commercial judgment, with respect to any Trademarks which are material to the business of such Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all commercially reasonable steps necessary to ensure that licensees of such Trademarks use such consistent standards of quality, except to the extent that a Trademark is no longer material or necessary to the business of such Grantor;

(iii)                               it shall promptly notify the Collateral Agent, in writing, if it knows or has reason to know that any item of the Intellectual Property that is material to the business of such Grantor is reasonably likely to become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable, or (C) subject to any material adverse determination or development, (including the institution of proceedings) in any action or proceeding in the PTO, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court, other than routine office actions in the ordinary course of prosecution;

(iv)                              it shall take all commercially reasonable steps in the PTO, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any material application and maintain any registration of each Trademark, Patent, and Copyright owned by such Grantor the maintenance or registration of which is material to its business including, but not limited to, those material items on Schedule 3.5 (as each may be amended or supplemented from time to time);

(v)                                 in the event that any material Intellectual Property owned by or exclusively licensed to such Grantor is infringed, misappropriated, or diluted by a third party in any material respect, such Grantor shall promptly take all commercially reasonable actions to protect such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief where appropriate and to recover damages;

(vi)                              it shall (within no more than thirty days after the end of each quarterly period of the fiscal year in which such Grantor obtains knowledge thereof) report to the Collateral Agent (A) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (B) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(vii)                           it shall execute and deliver to the Collateral Agent Intellectual Property Security Agreements and such other document reasonably required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in the United States in any part of the registered or applied-for Intellectual Property, whether now owned or hereafter acquired, which is established under the laws of the United States or any state thereof;

(viii)                        except with the prior consent of the Collateral Agent (such consent to be given or withheld at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) or as permitted under the Indenture, (A) no Grantor shall execute, and there will not be on file in any public office, any financing statement or other document or instruments which remain in effect, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent or in connection with Permitted Liens and (B) such Grantor shall not sell, assign, transfer, or grant any option for purposes of granting a security interest, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement and the other Notes Documents or Permitted Liens (or as otherwise permitted under the Indenture) and any licenses in existence on the date hereof or granted in the ordinary course of business;

(ix)                              it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would be reasonably likely to materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property material to its business acquired under such contracts;

(x)                                 it shall take all commercially reasonable steps to protect the secrecy of all Trade Secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property material to its business, including, for example, entering into confidentiality agreements with key employees and labeling and restricting access to secret information and documents, except to the extent that a Trade Secret is no longer material to the business of such Grantor;

(xi)                              it shall use all necessary and proper statutory notice in connection with its use of any of the Intellectual Property material to its business, to the extent required under applicable law; and

(xii)                           it shall continue to collect, at its own expense, all material amounts due or to become due to such Grantor in respect of the Intellectual Property material to its business or any portion thereof.  In connection with such collections, such Grantor may take such action as such Grantor or after the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting pursuant to written direction received under the Indenture) may deem reasonably necessary or advisable to enforce collection of such amounts.

ARTICLE 4
FURTHER ASSURANCES; ADDITIONAL GRANTORS

Section 4.01.                          Further Assurances.

(a)                                 Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or are required by applicable law in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral and with respect to Intellectual Property

Collateral consistent with subsection (ii) below.  Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or are required by applicable law, in order to perfect and preserve the security interests granted or purported to be granted hereby and with respect to Intellectual Property Collateral consistent with subsection (ii) below;

(ii)                                  take all actions reasonably necessary to ensure the recordation of appropriate evidence of the liens and security interests granted hereunder in the Intellectual Property material to the business of any Grantor with any intellectual property registry in the United States in which said material Intellectual Property is registered or in which an application for registration is pending including the PTO, the United States Copyright Office and the various Secretaries of State; and

(iii)                               appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral.

(b)                                 Each Grantor hereby authorizes (but does not obligate) the Collateral Agent to file a Record or Records, including financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may determine (in accordance with written direction received by it pursuant to the Indenture) are necessary or advisable to perfect the security interest granted to the Collateral Agent herein and with respect to Intellectual Property Collateral consistent with subsection (a)(ii).  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired” or using words of similar import.  Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) reasonably request, all in reasonable detail.  Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no duty as to any Collateral in its possession or control as to preservation of rights against third parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(c)                                  Each Grantor hereby pledges to modify this Agreement by amending Schedule 3.5 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing material registered or applied-for Intellectual Property or any material registered or applied-for Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any such Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

Section 4.02.                          Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties to this Agreement as additional Grantors (each, an “Additional Grantor”), by executing a counterpart agreement (each, a “Counterpart Agreement”).  Upon delivery of any such Counterpart Agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Additional Grantor shall deliver to the Collateral Agent, together with such Counterpart Agreement, a completed Pledge Supplement together with all Supplements to Schedules thereto, reflecting all personal property to which it has rights that will be deemed Collateral pursuant to Section 1.03.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of the Company to become an Additional Grantor hereunder.

ARTICLE 5
COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Section 5.01.                          Power of Attorney.  Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time to (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following (in each case, other than clause (e) below, subject to the Intercreditor Agreement (if applicable)):

(a)                                 upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Indenture;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)                                 upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that may be necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)                                  to prepare and file any UCC financing statements against such Grantor as debtor;

(f)                                   upon the occurrence and during the continuance of any Event of Default, to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

(g)                                  upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(h)                                 upon the occurrence and during the continuance of any Event of Default, generally, to the extent permitted by applicable law, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that, to the extent permitted by applicable law, the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 5.02.                          No Duty on the Part of Collateral Agent or Secured Parties.  The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Creditor to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their or their affiliates’ officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

ARTICLE 6
REMEDIES

Section 6.01.                          Generally.

(a)                                 During the continuance of an Event of Default, following delivery by the Trustee to the Company of notice of an Event of Default, the Collateral Agent or its designee may (but shall not be obligated to) (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes), subject to the Intercreditor Agreement (if applicable), exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)                              without notice except as specified below or under the UCC or other applicable law, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)                                 The Collateral Agent or any Secured Creditor may be the purchaser of any or all of the Collateral at any public or private (to the extent such portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and other applicable law and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law (and unless otherwise provided by applicable law), at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such

Collateral to more than one offeree, provided that this sentence shall not restrict the operation of Section 9-615(f) of the UCC or other applicable law.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency and the Collateral Agent shall not be liable to any party for such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c)                                  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)                                 If the Collateral Agent sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral.

(e)                                  The Collateral Agent shall have no obligation to marshal any of the Collateral.

Section 6.02.                          Investment Related Property.

(a)                                 Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Collateral Agent (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(b)                                 During the continuance of an Event of Default, following delivery by the Trustee to the Company of notice of an Event of Default, the Collateral Agent (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) shall have the right to apply the balance from any Deposit Account against the Secured Obligations or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent to be applied against the Secured Obligations.

Section 6.03.                          Intellectual Property.

(a)                                 Anything contained herein to the contrary notwithstanding, during the continuance of an Event of Default, following delivery by the Trustee to the Company of notice of an Event of Default, subject to the Intercreditor Agreement (if applicable):

(i)                                     the Collateral Agent (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, to enforce any Intellectual Property owned by a Grantor, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent and the Secured Parties as provided in Section 7.07 of the Indenture in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) shall elect not to bring suit to enforce any material Intellectual Property owned by such Grantor as provided in this Section, each Grantor agrees to use all commercially reasonable efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property owned by such Grantor by others if appropriate in such Grantor’s reasonable commercial judgment;

(ii)                                  upon written demand from the Collateral Agent (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes), each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)                               each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the

Collateral Agent (or any Noteholder) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)                              the Collateral Agent (acting at the written direction of Holders owning a majority of the aggregate outstanding principal amount of the Notes) shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done and such Grantor agrees that it shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)                                 If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, then upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided that, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further that the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Collateral Agent and the Secured Parties.  Prior to executing any documents to evidence any reassignment hereunder, the Collateral Agent shall be entitled to receive an Officers’ Certificate stating that such reassignment is permitted by the Security Documents.

(c)                                  Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article 6 during the continuance of an Event of Default and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants during the continuance of an Event of Default, to the Collateral Agent, to the extent it has the right to do so, an irrevocable, until the termination of the Indenture and release of Liens hereunder or, as to any Intellectual Property that is sold, transferred or otherwise disposed of as permitted under the Notes Documents, upon the sale, transfer or other disposition of such Intellectual Property, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, subject to (i) the maintenance of quality control standards with respect to all goods and services sold under any licensed Trademarks substantially consistent with those in effect immediately prior to the Event of Default in order to maintain the validity and enforceability of such Trademarks and (ii) exclusive licenses granted by such Grantor prior to the Event of

Default to the extent such licenses conflict at the time of the Event of Default with the granting of other licenses in and to the same Intellectual Property.

Section 6.04.                          Cash Proceeds.  All proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) (a) if no Event of Default shall have occurred and be continuing, shall be applied by such Grantor in a manner not inconsistent with the Indenture, and (b) if during the continuance of an Event of Default following delivery by the Trustee to the Company of notice of an Event of Default, shall, subject to the terms of the Intercreditor Agreement, if applicable, be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 3.03(b)(iii) or the Intercreditor Agreement, if applicable, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and may (i) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

Section 6.05.                          Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, upon and during the continuance of an Event of Default, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall, subject to the Intercreditor Agreement, if applicable, be applied in full or in part by the Collateral Agent against the Secured Obligations in the order set forth in Section 6.13 of the Indenture.

ARTICLE 7
COLLATERAL AGENT

Section 7.01.                          The Collateral Agent has been appointed to act as Collateral Agent hereunder by Noteholders and, by their acceptance of the benefits hereof, the other Secured Parties.  The Collateral Agent shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture; provided that the Collateral Agent shall, after payment in full of all Obligations under the Indenture and the other Notes Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of a majority of the Noteholders.  The Collateral Agent may resign and a successor Collateral Agent may be appointed, all in accordance with Section 12.10 of the Indenture.  After any retiring Collateral Agent’s resignation as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

The parties hereto agree that whenever the Collateral Agent is required or permitted to exercise discretion in the performance of its rights or duties or provide any discretionary direction or consent hereunder or under any of the Security Documents, before exercising any such discretion or providing any such direction or consent, the Collateral Agent shall be entitled to receive the written direction of the Holders owning a majority of the aggregate outstanding principal amount of the Notes or if applicable, the Company, in accordance with the provisions of the Indenture and shall not be liable for refraining from acting until such direction is received.

ARTICLE 8
CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; TERMINATION AND RELEASES

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns for the benefit and on behalf of the Secured Parties.  Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Noteholder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Noteholders herein or otherwise.  Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors.  Upon any such termination the Collateral Agent shall, at the Grantors’ expense, reasonably promptly upon request by the Grantors, upon receipt of the documents required by Section 12.03 of the Indenture, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

Upon the release of the Liens on any of the Collateral pursuant to Section 12.03 of the Indenture, the Collateral Agent shall, at the request and sole expense of such Grantor, upon receipt of the documents required by Section 12.03 of the Indenture, execute and deliver to the applicable Grantors all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral and the relinquishment of the license granted under Section 6.03(c) in such Collateral.  At the request and sole expense of such Grantor, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock or substantially all of the assets of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture (including by way of merger or consolidation).  In the event that any Subsidiary is released from its obligations hereunder pursuant to this Article 8, any Mortgage granted by such Subsidiary to the Collateral Agent shall also be released.

ARTICLE 9
STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Collateral Agent hereunder are solely to protect its interest, for the benefit and on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession or control and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession, so long as the Collateral Agent acts in accordance with the standard of care required by this Agreement.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or failure to take or delay in taking action under this Agreement except to the extent of its gross negligence or willful misconduct.  The Collateral Agent shall not be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent, or its designee, may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 7.07 of the Indenture.  The Collateral Agent shall have the benefit of all rights, exculpatory provisions, presumptions, indemnities, protections, privileges, benefits, immunities or reliance rights contained in the Indenture (in addition to those set forth herein) in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

ARTICLE 10
MISCELLANEOUS

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 14.02 of the Indenture.  No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Notes Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Notes Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns.  Notwithstanding any other provision contained herein, if the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent hereunder.  No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder except to the extent expressly permitted under the Indenture.  This Agreement and the other Notes Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Notes Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

WAIVER OF JURY TRIAL.  EACH GRANTOR, NOTEHOLDER AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT.

INTERCREDITOR AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, IF APPLICABLE.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT (OTHER THAN SECTION 1.03 HEREOF), THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:	OPPENHEIMER HOLDINGS INC.

	By:	/s/ Albert G. Lowenthal
Name: Albert G. Lowenthal
Title: Chairman and CEO

E.A. VINER INTERNATIONAL CO.

	By:	/s/ Albert G. Lowenthal
Name: Albert G. Lowenthal
Title: Chairman and CEO

VINER FINANCE INC.

	By:	/s/ Albert G. Lowenthal
Name: Albert G. Lowenthal
Title: Chairman and CEO

[Signature Page to Security Agreement]

COLLATERAL AGENT:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

	By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[Signature Page to Security Agreement]

Schedule 3.1

General Information

A. Full Legal Name of Grantors, Organizational Information and Chief Executive Offices

Full Legal Name	Type of Organization	Jurisdiction	Chief Executive Office	Federal Taxpayer Identification Number	Organizational Number
Oppenheimer Holdings Inc.	Corporation	Delaware	85 Broad Street, New York, NY
E.A. Viner International Co.	Corporation	Delaware	85 Broad Street, New York, NY
Viner Finance Inc.	Corporation	Delaware	85 Broad Street, New York, NY

B.            Other names

None.

C.            Changes in Name, Jurisdiction, Federal Tax ID Number, Chief Executive Office, or Corporate Structure

Fahnestock Viner Holdings Inc. changed its name to Oppenheimer Holdings Inc. in September 2003.

Oppenheimer Holdings Inc. redomesticated to Delaware in May 2009.

D.            Filing Offices

Entity	Corresponding Filing Office
Oppenheimer Holdings Inc.	Delaware Secretary of State
E.A. Viner International Co.	Delaware Secretary of State
Viner Finance Inc.	Delaware Secretary of State; U.S. Patent and Trademark Office

1

Schedule 3.3

Investment Related Property

PART A:

Pledged Stock (subject, in all cases, to Section 1.04 of the Agreement):
All shares owned by Oppenheimer Holdings Inc. in E.A. Viner International Co.

All shares owned by E.A. Viner International Co. in the following entities:
Viner Finance Inc.
Oppenheimer Asset Management Inc.
Newson, Inc.
OPY Credit Corp.

All shares owned by Viner Finance Inc. in Oppenheimer & Co. Inc.

Pledged LLC Interests (subject, in all cases, to Section 1.04 of the Agreement):
None.

Pledged Partnership Interests (subject, in all cases, to Section 1.04 of the Agreement):
None.

Pledged Trust Interests (subject, in all cases, to Section 1.04 of the Agreement):
None.

Pledged Debt (subject, in all cases, to Section 1.04 of the Agreement):
None.

Securities Accounts:

Owner	Type of Account	Bank or Intermediary	Account Number	Purpose of Account
Oppenheimer Holdings Inc.	Brokerage	Oppenheimer & Co. Inc.		Stock Buyback and General Administrative
E.A. Viner International Co.	Brokerage	Oppenheimer & Co. Inc.		General Administrative
E.A. Viner International Co.	Brokerage	Oppenheimer & Co. Inc.		Swaps
E.A. Viner International Co.	Brokerage	Oppenheimer & Co. Inc.		Seed Investment Account
E.A. Viner International Co.	Brokerage	Oppenheimer & Co. Inc.		Seed Investment Account
E.A. Viner International Co.	Brokerage	Oppenheimer & Co. Inc.		Seed Investment Account
E.A. Viner International Co.	Brokerage	Oppenheimer & Co. Inc.		OMHHF Loans and GNMA

2

Settlement Account
Viner Finance Inc.	Brokerage	Oppenheimer & Co. Inc.	General Administrative

Commodities Accounts:
None.

Deposit Accounts:
 None.

PART B:

Acquired Entity Interests
None.

3

Schedule 3.4

Description of Material Contract

1.                                      The contracts and agreements, other than those contracts and agreements that have expired or terminated prior to the date hereof, filed by Oppenheimer Holdings, Inc., a Delaware corporation, as Exhibits to its annual reports on Forms 10-K and Forms 8-K are hereby incorporated by reference in their entirety.

2.                                      License Agreement dated as of March 18, 1986, between Oppenheimer Holdings, Inc. (a Delaware Corporation) and Oppenheimer Management Corporation.

3.                                      License Agreement dated as of July 22, 1997, between Oppenheimer Holdings, Inc. (a Delaware Corporation) and Oppenheimer Capital.

4

Schedule 3.5

Intellectual Property

A. Patents, Trademarks and Copyrights

UNITED STATES PATENTS:

None.

UNITED STATES and INTERNATIONAL TRADEMARKS:

Registrations and Applications:

Country	Trademark	Reg. No. (App. No.)	Status	Record Owner
U.S.	OPPENHEIMERFUNDS (STYLIZED)	1750380	REGISTERED	Viner Finance Inc.
U.S.	OPPENHEIMER AND DESIGN	3260826	REGISTERED	Viner Finance Inc.
U.S.	OPPENHEIMER	1239737	REGISTERED	Viner Finance Inc.
U.S.	OPPFUNDS	4170955	REGISTERED	Viner Finance Inc.
Argentina	OPPENHEIMER	2311766	REGISTERED	Viner Finance Inc.
Argentina	OPPENHEIMERFUNDS	2311765	REGISTERED	Viner Finance Inc.
Australia	OPPENHEIMER	532788	REGISTERED	Viner Finance Inc.
Bermuda	OPPENHEIMERFUNDS	48594	REGISTERED	Viner Finance Inc.
Bermuda	OPPENHEIMER	48595	REGISTERED	Viner Finance Inc.
Canada	OPPENHEIMER	819605	REGISTERED	Viner Finance Inc.
Canada	OPPENHEIMERFUNDS	760281	REGISTERED	Viner Finance Inc.
China	OPPENHEIMERFUNDS	7063908	REGISTERED	Viner Finance Inc.
China	OPPENHEIMER	7063909	REGISTERED	Viner Finance Inc.
China	OPPENHEIMERFUNDS in Chinese	13790332	REGISTERED	Viner Finance Inc.
E.U.	OPPENHEIMER	348193	REGISTERED	Viner Finance Inc.
E.U.	OPPENHEIMERFUNDS	(10228501)	FILED	Viner Finance Inc.
Hong Kong	OPPENHEIMER	8082	REGISTERED	Viner Finance Inc.
Hong Kong	OPPENHEIMERFUNDS	(302020409)	FILED	Viner Finance Inc.
India	OPPENHEIMER INDIA, LTD.	678969	REGISTERED	Viner Finance Inc.
Singapore	OPPENHEIMERFUNDS	T0812299A	REGISTERED	Viner Finance Inc.
Venezuela	OPPENHEIMERFUNDS	(008818)	FILED	Viner Finance Inc.
Venezuela	OPPENHEIMER	(008817)	FILED	Viner Finance Inc.

UNITED STATES COPYRIGHTS:

None.

5

B. Liens on Intellectual Property
None.

C. Claims on Intellectual Property
None.

D. Encumbrances on Intellectual Property
None.

6

EXHIBIT A
TO SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered pursuant to the Security Agreement, dated as of June 23, 2017 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among OPPENHEIMER HOLDINGS, INC., the other Grantors named therein, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all of its Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located.  Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 3.1
TO SECURITY AGREEMENT

Additional Information:

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Federal Taxpayer Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Federal Taxpayer Identification Number

(B)                               Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five years:

Name of Grantor	Description of Agreement

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person), Federal Taxpayer Identification Number and Corporate Structure within past five years:

Name of Grantor	Trade Name or Fictitious Business Name

(D)                               Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(E)                                Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

SUPPLEMENT TO SCHEDULE 3.3
TO SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

SUPPLEMENT TO SCHEDULE 3.4
TO SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Material Contract

SUPPLEMENT TO SCHEDULE 3.5
TO SECURITY AGREEMENT

Additional Information:

(A)          Copyrights

(B)          Patents

(C)          Trademarks

(D)          Intellectual Property Matters

EXHIBIT B
TO SECURITY AGREEMENT

SECURITY AGREEMENT (COPYRIGHTS)

This Security Agreement (Copyrights), dated as of [mm/dd/yy] (this “Agreement”), by and among [Grantor], a [state of formation] [entity type] (the “Assignor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, the “Assignee”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

WHEREAS, the Assignor has entered into that certain Security Agreement dated as of June 23, 2017 in favor of the Assignee (the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Assignor has granted to the Assignee for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, all of Assignor’s right, title and interest in, to and under certain property, including, in each case whether now owned or existing or hereafter acquired or arising and wherever located, all United States and foreign copyrights, whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including the applications and registrations referred to in Schedule 1A attached hereto, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Collateral”), to secure the prompt and complete payment or performance of the Secured Obligations;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which are hereby acknowledged, the Assignor agrees with the Assignee, as follows:

1.     The Assignor hereby grants to the Assignee for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, the Collateral, including the applications and registrations set forth on Schedule 1A attached hereto, to secure the prompt and complete payment or performance of the Secured Obligations.

2.     The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

3.     The term of this Security Agreement (Copyrights) is coterminous with the Security Agreement.

4.     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ASSIGNEE HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, IF APPLICABLE.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT (OTHER THAN SECTION 1 HEREOF), THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Each of the parties hereto acknowledges and agrees that the Collateral Agent, as Assignee hereto, shall have the benefit of all rights, privileges, exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture and the Security Documents (in addition to those set forth herein) in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Assignor and the Assignee each has caused this Security Agreement (Copyrights) to be executed by its respective duly authorized representative as of the Effective Date.

[ASSIGNOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Assignee

By:
Name:
Title:

Schedule 1A:  Copyrights

Title of Work	Reg. No. (App. No.)	Reg. Date (Filing Date)	Status	Record Owner

EXHIBIT C
TO SECURITY AGREEMENT

SECURITY AGREEMENT (PATENTS)

This Security Agreement (Patents), dated as of [mm/dd/yy] (this “Agreement”), by and among [Grantor], a [state of formation] [entity type] (the “Assignor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, the “Assignee”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

WHEREAS, the Assignor has entered into that certain Security Agreement dated as of June 23, 2017 in favor of the Assignee (the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Assignor has granted to the Assignee for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, all of Assignor’s right, title and interest in, to and under certain property, including, in each case whether now owned or existing or hereafter acquired or arising and wherever located, all United States and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 1A hereto, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing (collectively, the “Collateral”), to secure the prompt and complete payment or performance of the Secured Obligations;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which are hereby acknowledged, the Assignor agrees with the Assignee, as follows:

1.     The Assignor hereby grants to the Assignee for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, the Collateral, including the applications and registrations set forth on Schedule 1A attached hereto, to secure the prompt and complete payment or performance of the Secured Obligations.

2.     The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

3.     The term of this Security Agreement (Patents) is coterminous with the Security Agreement.

4.     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ASSIGNEE HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, IF APPLICABLE.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT (OTHER THAN SECTION 1 HEREOF), THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Each of the parties hereto acknowledges and agrees that the Collateral Agent, as Assignee hereto, shall have the benefit of all rights, privileges, exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture and the Security Documents (in addition to those set forth herein) in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Assignor and the Assignee each has caused this Security Agreement (Patents) to be executed by its respective duly authorized representative as of the Effective Date.

[ASSIGNOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Assignee

By:
Name:
Title:

Schedule 1A:  Patents and Patent Applications

Title of Work	Pat. No. (App. No.)	Issue Date (Filing Date)	Status	Record Owner

EXHIBIT D
TO SECURITY AGREEMENT

SECURITY AGREEMENT (TRADEMARKS)

This Security Agreement (Trademarks), dated as of [mm/dd/yy] (this “Agreement”), by and among [Grantor], a [state of formation] [entity type] (the “Assignor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, the “Assignee”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

WHEREAS, the Assignor has entered into that certain Security Agreement dated as of June 23, 2017 in favor of the Assignee (the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Assignor has granted to the Assignee for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, all of Assignor’s right, title and interest in, to and under certain property, including, in each case whether now owned or existing or hereafter acquired or arising and wherever located, (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office (the “PTO”) or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1A to this Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof (collectively, the “Collateral”), to secure the prompt and complete payment or performance of the Secured Obligations;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which are hereby acknowledged, the Assignor agrees with the Assignee, as follows:

1.     The Assignor hereby grants to the Assignee for the ratable benefit of the Secured Parties, a security interest in and continuing lien on, the Collateral, including the applications and registrations set forth on Schedule 1A attached hereto, to secure the prompt and complete payment or performance of the Secured Obligations.

2.     Notwithstanding anything contained in this Agreement or the Security Agreement to the contrary, in no event shall the security interest granted hereby in the Collateral attach to any of Assignor’s right, title or interest in any Excluded Property, including any applications for Trademarks filed in the PTO pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until acceptable evidence of use of the Trademark in interstate commerce has been filed with, and accepted by, the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d).

3.     The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

4.     The term of this Security Agreement (Trademarks) is coterminous with the Security Agreement.

5.     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ASSIGNEE HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, IF APPLICABLE.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT (OTHER THAN SECTION 1 HEREOF), THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Each of the parties hereto acknowledges and agrees that the Collateral Agent, as Assignee hereto, shall have the benefit of all rights, privileges, exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture and the Security Documents (in addition to those set forth herein) in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Assignor and the Assignee each has caused this Security Agreement (Trademarks) to be executed by its respective duly authorized representative as of the Effective Date.

[ASSIGNOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Assignee

By:
Name:
Title:

Schedule 1A:  Trademarks and Service Marks

Mark	Reg. No. (App. No.)	Reg. Date (Filing Date)	Status	Record Owner